Exhibit 99.1

[Logo of NHTB]

News Release

Contacts:

Stephen W. Ensign

Chairman, President and CEO

New Hampshire Thrift Bancshares, Inc.

(603) 863-0886

Scott Cooper

President and CEO

First Brandon Financial Corporation

(802) 247-5771

FOR IMMEDIATE RELEASE

December 15, 2006

NEW HAMPSHIRE THRIFT BANCSHARES, INC. AGREES TO ACQUIRE FIRST

BRANDON FINANCIAL CORPORATION TO ENTER VERMONT MARKET

Newport, NH, December 15, 2006 — New Hampshire Thrift Bancshares, Inc. (Nasdaq: NHTB) (“NHTB”) announced today that it has entered into a definitive agreement to acquire First Brandon Financial Corporation (OTCBB: FBDN) (“First Brandon”) for approximately $21.2 million in cash and stock (the “Merger”). Immediately following the Merger, First Brandon’s subsidiary bank, First Brandon National Bank, will merge with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb, but will operate under the name “First Brandon Bank, a division of Lake Sunapee Bank, fsb” ( hereinafter referred to as the “First Brandon Division”). The combined company will have approximately $771 million in assets and operate 21 branches in New Hampshire and Vermont.

NHTB currently operates 17 branches in New Hampshire, in Grafton, Hillsboro, Merrimack and Sullivan counties. First Brandon operates 4 branches located in Brandon, Pittsford and West Rutland, Vermont.

Stephen W. Ensign, NHTB Chairman, President and Chief Executive Officer said, “We are pleased and excited about this opportunity to expand our New Hampshire-based banking franchise into the State of Vermont and, in so doing, to further broaden and diversify the geographic and economic communities served by the combination of our two banks.” Mr. Ensign’s comments were echoed by Scott Cooper, President and Chief Executive Officer of First Brandon, who stated, “Joining forces with NHTB presents great opportunities. With expanded resources and markets, we believe this will enable us to better serve existing and prospective customers without compromising our commitment to community banking principals. We believe the combination will be beneficial to shareholders, customers, employees and the communities which we serve.”

The terms of the merger agreement call for each outstanding share of First Brandon common stock to be converted into the right to receive $44.01 in cash or 2.67 shares of NHTB common stock. First Brandon shareholders will have the right to elect either cash or stock with the constraint that the overall transaction must be consummated with 80% of the First Brandon shares being exchanged for NHTB stock and 20% being exchanged for cash. If there is an imbalance in elections, there will be a proration of proceeds to achieve the 80/20 split.

Following the Merger, Scott Cooper, currently the President and Chief Executive Officer of First Brandon, will be employed as a senior officer of Lake Sunapee Bank, fsb, serving as the Regional President of the First Brandon Division. Two members of the current Board of Directors of First Brandon will be appointed to the Board of Directors of NHTB and to the Board of Directors of Lake Sunapee Bank, fsb, to serve until at least the third anniversary of the Merger. The remaining members of the current Board of Directors of First Brandon will be invited to serve as members of the First Brandon Division Advisory Board to be established and maintained by NHTB for at least three years following the Merger.

The definitive merger agreement has been approved by the Boards of Directors of both NHTB and First Brandon. The transaction is subject to approval by the shareholders of both NHTB and First Brandon, as well as customary regulatory approvals including the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System. The transaction is expected to close in the second quarter of 2007.

NHTB was advised by Keefe, Bruyette & Woods, Inc. and its legal counsel was Thacher Proffitt & Wood LLP, Washington, D.C. First Brandon was advised by FinPro, Inc. and its legal counsel was Cranmore, FitzGerald & Meaney, Hartford, CT.

About NHTB. Through its wholly-owned subsidiary Lake Sunapee Bank, fsb, a federal stock savings bank, New Hampshire Thrift Bancshares, Inc. provides financial services to its principal market areas of central and western New Hampshire. At September 30, 2006, NHTB had total assets of $671.4 million and deposits of $461.2 million.

About First Brandon. Through its wholly-owned subsidiary First Brandon National Bank, a federal commercial bank, First Brandon Financial Corporation provides financial services to the communities of Brandon, Pittsford and West Rutland, Vermont. At September 30, 2006, First Brandon had total assets of $99 million and deposits of $86 million.

This press release does not constitute an offer of securities. NHTB and First Brandon will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (“SEC”). Shareholders of First Brandon are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the merger. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NHTB and First Brandon, at the SEC’s web site, http://www.sec.gov, and at their respective web sites, http://www.lakesunbank.com and http://www.fbnb.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to New Hampshire Thrift Bancshares, Inc., 9 Main Street, PO Box 9, Newport, NH 03773 or to First Brandon Financial Corporation, Two Park Street, Brandon, VT 05733.

NHTB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NHTB in connection with the merger. Information about the directors and executive officers of NHTB and their ownership of NHTB common stock is set forth in its proxy statement for its 2006 annual meeting of shareholders, dated April 7, 2006, and filed with the SEC which is available at the NHTB and SEC web sites noted above. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

First Brandon and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Brandon in connection with the merger. Information about the directors and executive officers of First Brandon and their ownership of First Brandon common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

Statements included in this press release, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits of the transaction and the companies’ anticipations with respect to the combined company. NHTB and First Brandon wish to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. These statements are based on the current beliefs and expectations of management, and are subject to certain risks and uncertainties, including among others: (1) NHTB may fail to successfully integrate the two companies’ business, or to integrate them in a timely manner; (2) NHTB may fail to achieve anticipated cost savings, or to achieve savings in a timely manner; (3) costs, customer loss and business disruption in connection with the acquisition or the integration of our companies may be greater than expected; (4) NHTB and First Brandon may fail to obtain governmental approvals without adverse regulatory conditions; and (5) NHTB and First Brandon may fail to obtain required shareholder approval. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the documents filed by NHTB with the SEC from time to time. Particular attention should be paid to Item 1A, “Risk Factors” in NHTB’s Form 10-K for its fiscal year ended December 31, 2005. The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.